CONSULTING SERVICES AGREEMENT

THIS AGREEMENT made effective as of the 1st day of July, 2006 BETWEEN:

Unbridled Energy Corporation, a British Columbia company having its registered offices at Suite 430-580 Hornby Street, Vancouver, British Columbia, V6C 3B6

("Unbridled Energy")

AND:

CARMEN ETCHART of 14915 20th Avenue, White Rock, British Columbia V4A 8E9

(the "Consultant")

WHEREAS:

A.

the Consultant is in the business of providing certain consulting and administrative support services to companies in the business of acquiring, exploring and developing unconventional natural gas prospects; and

B.

Unbridled Energy wishes to retain the Consultant to provide such services on the terms and conditions hereinafter set forth.

NOW THEREFORE IN CONSIDERATION of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

1.

SERVICES TO BE PROVIDED

(a)

Unbridled Energy hereby engages the Consultant to provide the services described in Schedule "A" hereto (the "Services") on the terms and conditions set out herein.

(b)

The Consultant hereby accepts such engagement and agrees to provide the Services in a faithful and diligent manner in compliance with the policies, practices, directions and instructions of Unbridled Energy from time to time. Without limiting the foregoing, the Consultant agrees to devote such time and attention as may be reasonably necessary for the Consultant to provide the Services pursuant hereto.

(c)

Unbridled Energy will provide such information and provide access to such management and other personnel of Unbridled Energy that the Consultant may reasonably require in order for the Consultant to provide the Services in accordance with the terms of this Agreement

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(d)

The parties hereto acknowledge and agree that the Services are not being provided on a full-time basis, and that the Cdnsultant is and will be continuing to provide services similar to the Services to other clients. The parties hereto agree to co-operate with one another in accommodating the schedule of each other in relation to the provision of the Services with any services being provided by the Consultant to its other clients.

2.

COMPENSATION

As compensation for the Services to be provided hereunder, Unbridled Energy will pay the Consultant in accordance with the terms set out in Schedule "B" hereto.

3.

STATUS

It is understood and agreed that this is an agreement for the performance of services and that the Consultant will not be or be deemed to be employees Of Unbridled Energy for any purpose and that the relationship of the Consultant to Unbridled Energy is that of independent contractor.

In addition, the Consultant will comply with all applicable statutes, laws, ordinances and regulations governing the performance of the Services and will make all required payments with respect to income taxes, unemployment insurance and government pension plans and will pay all assessments in connection with workers' compensation legislation and will on request provide satisfactory evidence thereof to Unbridled Energy. Unbridled Energy will not deduct or remit to any government authority any such amounts in respect of the Consultant. The Consultant will indemnify and hold Unbridled Energy harmless from all claims, demands, suits, interest, penalties and costs (including, without limitation, reasonable legal fees) relating to income tax, unemployment insurance and government pension plan contributions and workers compensation assessments in respect of provision of the Services.

4.

TERM AND TERMINATION

(a)

This Agreement will be effective from the date hereof and will terminate on July 31, 2008, unless terminated earlier in accordance with the provisions hereof.

(b)

This Agreement may be terminated for any reason at any time by either party giving the other party 30 days' prior written notice of termination.

(c)

Upon the termination of this Agreement the Consultant will not be entitled to any further compensation or other amount, except compensation accrued and expenses incurred to the date of such termination in accordance with Schedule "B" hereto.

(d)

The Consultant agrees that all work produced pursuant to this Agreement, including, without limitation, publications, reports and other materials prepared by the Consultant will be the property of Unbridled Energy which will be solely entitled to all copyright, trademarks, and other intellectual property rights relating thereto.

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5.

CONFIDENTIALITY

(a)

The Consultant will retain all confidential information regarding Unbridled Energy, its branches and affiliates, including, without limitation, business information, geological and other information concerning fts mineral and petroleum resource properties, know-how and trade secrets relating to systems, finances, sources of supply and intellectual property (collectively "Confidential Information") in the strictest confidence and will not disclose or permit the disclosure of Confidential Information in any manner other than with the consent of Unbridled Energy in the course of providing services to and for the benefit of Unbridled Energy or as required by law. The Consultant will not use the Confidential Information for its benefit or permit it to be used for the benefit Of any other person, either during the term of this Agreement or thereafter. The Consultant will take all reasonable precautions in dealing with the Confidential Information so as to prevent any person from having unauthorized access to ft. The provisions of this paragraph will not apply to any information which, through no act or omission of the Consultant, becomes generally known or, is furnished to others by Unbridled Energy without restriction or disclosure or is provided to the Consultant by a third party.

(b)

Upon termination of this Agreement, the Consultant will promptly return to the Company all property of the Company, including, without limitation, all maps, assays, reports and other written information tapes, discs, or other data embodied or recorded in tangible form which is in the Consultant's possession or under the Consultant's control.

6.

GENERAL TERMS

(a)

This Agreement, including Schedules "A" and "B" hereto, constitutes the entire agreement between the parties hereto pedalling to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto nd there are no warranties, representations or other agreements between the parties hereto in connection with the subject matter hereof except as specifically set forth herein.

(b)

No supplement, modification or waiver of any provision of this Agreement will be binding unless executed in writing by the pary to be bound thereby. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provision (whether or not similar)) nor will such waiver constitute a continuing waiver unless otherwise expressly provided.

(c)

This Agreement may not be assigned by the Consultant. Unbridled Energy may assign its rights and obligations hereunder tc an affiliate. Subject thereto, this Agreement will enure to the benefit of and b€ binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

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(d)

Time will be of the essence of this Agreement.

(e)

Each party hereby agrees that upon the writ*, request of the other party, it will do all such acts and execute all such further documents and will cause the doing of all such acts and will cause the execution of all such further documents as are within its power to cause the doing or execution of, as the other party may from time to time reasonably request be done and/or executed as may be required to give effect to the purposes of this Agreement and to carry out the provisions hereof.

(f)

Any notice required or permitted to be given hereunder will be in writing and will be sufficiently given if delivered in person during normal business hours of the recipient on a business day or sent by facsimile transmission as follows:

(1)

in the case of a notice to Unbridled Energy to:

Unbridled Energy Corporation

Suite 430-580 Homby Street

White Rock, BC V6C 3B6

Attention: Chris Dyakowski, President

Fax: 604-266-8401

(2)

in the case of a notice to the Consultant to:

Carmen Etchart

14915 20th Avenue

White Rock, British Columbia V4A 8E9

Fax: 604-536-3621

and will be conclusively deemed to have beed given and to have been received on the same business day, if so delivered, and on the first business day following the transmission thereof, if sent by facsimile transmission. Addresses for notice may be changed by giving notice in accordance with the foregoing. For purposes hereof, business day means any day other than a Saturday, Sunday or statutory holiday in the province of British Columbia.

(g)

The provisions of (sub) paragraphs 3, 4(c), 4(d) and 5 will survive the termination of this Agreement.

[Subparagraph (h) follows on page 5 of this Agreement]

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(h)

Wherever the singular or neuter are used herein the same will be deemed to include the plural, feminine or masculine.

(i)

This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and will be treated, in all respects, as a British Columbia contract.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the year and date first above written.

Unbridled Energy Corporation

By:

 Authorized Signatory

SCHEDULE "A"

SERVICES

The Consultant will provide such senior administrative and support services as may be reasonably requested by the President and Chairman of Unbridled Energy which relate directly or indirectly to the business of acquiring, exploring and developing unconventional natural gas prospects worldwide.

SCHEDULE "B"

REMUNERATION

(1)

The Company will pay the Consultant a fee of CAD $35.00 per hour for each hour (plus GST) for which the Consultant has rendered Services to Unbridled Energy. The Consultant will invoice Unbridled Energy for all such fees within 10 days after the end of the calendar in which the Services were rendered and such invoices will be due and payable by Unbridled Energy within 21 days after receipt.

(2)

The Company will reimburse the Consultant for any reasonable expenses incurred in the performance of the Services, provided same have been pre-approved by the President, Chairman or any other senior officer of Unbridled Energy in accordance with Unbridled Energy's standing policies in effect from time to times Invoices for expenses will have supporting documentation attached.